EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Venture Catalyst Incorporated (the “Company”) on Form 10-KSB for the year ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin P. McIntosh, Senior Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ KEVIN P. MCINTOSH
Kevin P. McIntosh
Senior Vice President and Chief
Financial Officer
Dated:    September 30, 2002

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